BY-LAWS

                                       OF

           JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

                                    ARTICLE I

                                  The Trustees

SECTION 1. NUMBER OF TRUSTEES. The number of Trustees shall be fixed by the Trustees, provided, however, that such number shall at no time be less than two or exceed fifteen.


                                   ARTICLE II

                           Officers and Their Election


SECTION 2. OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers or agents as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 3. ELECTION OF OFFICERS. The officers of the Trust shall be elected by the Trustees. Except as provided in Section 3 of this Article II, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any Trustee or officer may be but need not be a Shareholder of the Trust. The officers shall hold office until their successors are chosen and qualified.

SECTION 4. RESIGNATIONS AND REMOVALS. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed or at such time as may otherwise be specified therein. The Trustees may at any meeting remove an officer.


                                   ARTICLE III

                   Powers and Duties of Trustees and Officers

SECTION 1. TRUSTEES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or these By-Laws.

SECTION 2. EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the

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powers  conferred  upon  the  same  to  be determined by the Trustees.   Without
limiting the generality of the foregoing, the Trustees may appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, investigation or other disposition of any dispute, claim, action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

SECTION 3. CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint from among their number a Chairman. The Chairman shall preside at the meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so. The Chairman may in his discretion preside at any meeting of the shareholders, and may delegate such authority to another Trustee or officer of the Trust. The Chairman shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office.

SECTION 4. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman of the Trustees, the President shall be the chief executive officer of the Trust and subject to the control of the Trustees, he shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the event that the Chairman does not preside at a meeting of shareholders or delegate such power and authority to another Trustee or officer of the Fund, the President or his designee shall preside at such meeting. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

SECTION 5. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as custodian in accordance with Article III of the Declaration of Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to foregoing as the Trustees may from time to time designate.

SECTION 6. SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. He shall have custody of the seal, if any, of the Trust and shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

SECTION 7. OTHER OFFICERS. Other officers elected by the Trustees shall perform such duties as the Trustees may from time to time designate.

SECTION 8. COMPENSATION. The Trustees and officers of the Trust may receive such reasonable compensation from the Trust for the performance of their duties as the Trustees may from time to time determine.

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                                   ARTICLE IV

                            Meetings of Shareholders

SECTION 1. MEETINGS. Meetings of shareholders, at which the shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held annually so long as required by the American Stock Exchange, New York Stock Exchange or such other exchange or trading system on which shares are principally traded. Meetings of the shareholders (or any class or series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of twenty-five percent (25%) or more of the total number of the then issued and outstanding shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

SECTION 2. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal place of business of the Trust in Boston, Massachusetts, unless a different place within the United States is designated by the Trustees and stated as specified in the respective notices or waivers of notice with respect thereto.

SECTION 3. NOTICE OF MEETINGS. Notice of all meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Secretary to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by delivering (by electronic, telephonic, computerized or other alternative means as may be approved by resolutions adopted by the trustees, which authorization is received not more than six months before delivery of such notice) or mailing, postage paid, addressed to such address as it appears upon the books of the Trust, at least seven days and no more than ninety days before the time fixed for the meeting, and the person given such notice shall make an affidavit with respect thereto. If any shareholder shall have failed to inform the Trust of his address, no notice need be sent to him. No notice need be given to any shareholder if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

SECTION 4. QUORUM. Except as otherwise provided by law, to constitute a quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding shares of the Trust entitled to vote at such meeting; provided that if a class (or series) of shares is entitled to vote as a separate class (or series) on any matter, then in the case of that matter a quorum shall consist of the holders of a majority of the total number of shares of the then issued and outstanding shares of that class (or series) entitled to vote at the meeting. Shares owned directly or indirectly by the Trust, if any, shall not be deemed outstanding for this purpose.

      If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

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SECTION 5.  VOTING.   At  each  meeting of the shareholders every shareholder of the Trust shall be entitled to one vote in person or by proxy for each of the then issued and outstanding shares of the Trust then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Trust at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. The record holder of a fraction of a share shall be entitled in like manner to corresponding fraction of a vote. Notwithstanding the foregoing, the Trustees may, in connection with the establishment of any class (or series) of shares or in proxy materials for any meeting of shareholders or in other solicitation materials or by vote or other action duly taken by them, establish conditions under which the several classes (or series) shall have separate voting rights or no voting rights.

      All elections of Trustees shall be conducted in any manner approved at the meeting of the shareholders at which said election is held, and shall be by ballot if so requested by any shareholder entitled to vote thereon. The Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders on a date fixed by the Trustees. Except as otherwise required by law or by the Declaration of Trust or by these By-Laws, all matters shall be decided by a majority of the votes cast, as hereinabove provided, by persons entitled to vote thereon.

SECTION 6. PROXIES. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy, provided that such proxy to act is authorized to act by (i) a written instrument, dated not more than six months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of The Commonwealth of Massachusetts) or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees, which authorization is received not more than six months before the initial session of the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

SECTION 7. CONSENTS. Any action which may be taken by shareholders may be taken without a meeting if a majority of shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.

SECTION 8.  NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

      (A) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election of the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the notice of meeting described in Section 3 of this Article of these By-Laws; (b) by or at the direction of the Board of Trustees; or (c) by any shareholder of the Trust who was a shareholder of record at the time of

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giving of notice provided for in Section 3 of this Article of these By-Laws, who is entitled to vote at the meeting and who complied with the notice provisions set forth in this Section 8.

            (2) For nominations or other business properly to be brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 8, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event, shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees/directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (ii) the class/series and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

            (3)   Notwithstanding  anything  in the second sentence of paragraph
(A)(2) of this Section 8 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

      (B) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted by a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to the Trust's notice of meeting (1) by or at the direction of the Board of Trustees or (2) by any shareholder of the Trust who is a shareholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder

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may nominate  a  person  or  persons  (as the case may be), for election to such position(s) as specified in the Trust's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the one hundred-twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. In no event, shall the public announcement or adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

      (C) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the Chairman (or such other officer presiding at the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Section 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission (the "Commission") pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any class of preferred shares of beneficial interest to elect Trustees under specified circumstances.


                                    ARTICLE V

                                Trustees Meetings

SECTION 1. MEETINGS. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, President or by any other Trustee at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

SECTION 2. NOTICES. Notice of regular or stated meetings need not be given. Notice of the time and place of each meeting other than regular or stated meeting shall be given by the Secretary or by the Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, telephoned, facsimiled, wirelessed or delivered through other electronic means to each Trustee at his business address or personally delivered to him at least one day before the meeting. Such notice

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may,  however,  be waived by all the Trustees.  Notice of a meeting need not  be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting.

SECTION 3. CONSENTS. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meetings. A Trustee may deliver his consent to the Trust by facsimile machine or other graphic communication equipment. Such consent shall be treated as a vote at a meeting for all purposes.

SECTION 4. PLACE OF MEETINGS. The Trustees may hold their meetings within or without The Commonwealth of Massachusetts.

SECTION 5. QUORUM AND MANNER OF ACTING. A majority of the Trustees in office shall be present in person at any regular stated or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the event that action is to be taken with respect to the death, declination, resignation, retirement, removal or incapacity of one or more Trustees, a quorum for the transaction of such business and any other business conducted at such meeting and (except as otherwise required by the Declaration of Trust, by these By-Laws or by statute) shall be a majority of the remaining Trustees then in office. In the absence of quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.


                                   ARTICLE VI

                          Shares of Beneficial Interest

SECTION 1. CERTIFICATES FOR SHARES OF BENEFICIAL INTEREST. Certificates for shares of beneficial interest of any class of shares of the Trust, if issued, shall be in such form as shall be approved by the Trustees. They shall be signed by, or in the name of, the Trust by the President and by the Treasurer and may, but need not be, sealed with seal of the Trust; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Trust or a registrar other than a Trustee, officer or employee of the Trust, the signature of the President or Treasurer and the seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Trust whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates may nevertheless be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Trust.

SECTION 2. TRANSFER OF SHARES. Transfers of shares of beneficial interest of any shares of the Trust shall be made only on the books of the Trust by the owner thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent, and only upon the surrender of any certificate or certificates for such shares. The Trust

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shall not impose any restrictions upon the transfer of the shares of the  Trust, but this requirement shall not prevent the charging of customary transfer agent fees.

SECTION 3. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Trustees, where the shares of beneficial interest of the Trust shall be directly transferable. The Trust shall, if and whenever the Trustees shall so determine, maintain one or more registry offices, each in the charge of a registrar designated by the Trustees, where such shares shall be registered, and no certificate for shares of the Trust in respect of which a transfer agent and/or registrar shall have been designated shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent may be located within or without the Commonwealth of Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept within or without Massachusetts in an office which shall be deemed to be the stock transfer office of the Trust. The Trustees may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust.

SECTION 4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Trustees may fix in advance a time which shall be not more than ninety days before the date of any meeting of shareholders, or the date for the payment of any dividend or the making or any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. The Trustees may, without fixing such record date, close the transfer books for all or any part of such period for any of the foregoing purposes.

SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of the certificate therefor, and the Trustees may, in their discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in any case, if the Trustees shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Trustees may direct, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6. RECORD OWNER OF SHARES. The Trust shall be entitled to treat the person in whose name any share of the Trust is registered on the books of the Trust as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.


                                   ARTICLE VII

                                   Fiscal Year

SECTION 1. FISCAL YEAR. The fiscal year of the Trust shall end on such date as the Trustees may, from time to time, determine.

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                                  ARTICLE VIII

                                      Seal

SECTION 1. SEAL. The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


                                   ARTICLE IX

                               Inspection of Books

SECTION 1. INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the shareholders.


                                    ARTICLE X

                     Principal Custodian and Sub-custodians

SECTION 1. PRINCIPAL CUSTODIAN. The following provisions shall apply to the employment of the principal Custodian pursuant to the Declaration of Trust:

      (A)  The Trust may employ the principal Custodian:

            (1) To hold securities owned by the Trust and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and such Custodian;

            (2) To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or, as the Trustees may direct, in any bank, trust company or banking institution approved by such Custodian, provided that all such deposits shall be subject only to the draft or order of such Custodian; and

            (3)   To disburse such funds upon orders or vouchers.

      (B)   The Trust may also employ such Custodian as its agent:

            (1) To keep the books and accounts of the Trust and furnish clerical and accounting services; and

            (2) To compute the net asset value per share in the manner approved by the Trust.

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

      (C) All of the foregoing services shall be performed upon such basis of compensation as may be agreed upon between the Trust and the principal Custodian. If so directed by vote of the holders of a majority of the outstanding shares of Trust, the principal Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

      (D) In case of the resignation, removal or inability to serve of any such Custodian, the Trustees shall promptly appoint another bank or trust company meeting the requirements of the Declaration of Trust as successor principal Custodian. The agreement with the principal Custodian shall provide that the retiring principal Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor principal Custodian, or a vote of the shareholders to function without a principal Custodian, the principal Custodian shall not deliver funds and property of the Trust to the Trustees, but may deliver them to a bank or trust company doing business in Boston,
            Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring principal Custodian.

SECTION 2. SUB-CUSTODIAN. The Trust may also authorize the principal Custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions as may be agreed upon between the Custodian and sub-custodian.

SECTION 3. SECURITIES DEPOSITORIES, ETC. Subject to such rules, regulations and orders as the Commission may adopt, the Trust may authorize or direct the principal Custodian or any sub-custodian to deposit all or any part of the securities in or with one or more depositories or clearing agencies or systems for the central handling of securities or other book-entry systems approved by the Trust, or in or with such other persons or systems as may be permitted by the Commission, or otherwise in accordance with the Act, pursuant to which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or the principal Custodian or the sub-custodian. The Trust may also authorize the deposit in or with one or more eligible foreign custodians (or in or with one or more foreign depositories, clearing agencies or systems for the central handling of securities) of all or part of the Trust's foreign assets, securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign investment transactions, in accordance with such rules, regulations and orders as the Commission may adopt.


                                   ARTICLE XI

                   Limitation of Liability and Indemnification

SECTION 1. LIMITATION OF LIABILITY. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable

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

in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained in the Declaration of Trust or herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 2. INDEMNIFICATION OF TRUSTEES AND OFFICERS. The Trust shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or has been a Trustee, officer, employee or agent of the Trust, or is or has been serving at the request of the Trust as a Trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that:

            (a) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust,

            (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful,

            (c) unless ordered by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification of the Trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above and (e) below, such determination to be made based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (i) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (ii) by independent legal counsel in a written opinion,

            (d) in the case of an action or suit by or in the right of the Trust to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust unless and only to the extent that the court in which such action or suit is brought, or a court of equity in the county in which the Trust has its principal office, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper, and

            (e) no indemnification or other protection shall be made or given to any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      Expenses (including attorneys' fees) incurred with respect to any claim, action, suit or proceeding of the character described in the preceding paragraph shall be paid by the Trust in advance of the final disposition thereof upon

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

receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized by this Article, provided that either:

            (1) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

            (2) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

      As used in this Section 2, a "Disinterested Trustee" is one who is not (i) an "Interested Person," as defined in the Act, of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation, or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.
      The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 3. INDEMNIFICATION OF SHAREHOLDERS. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder (or his heirs, executors, administrators or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. A holder of shares of a series shall be entitled to indemnification hereunder only out of assets allocated to that series.


                                   ARTICLE XII

                             Report to Shareholders

SECTION 1. REPORTS TO SHAREHOLDERS. The Trustees shall at least semi-annually transmit by written, electronic, computerized or other alternative means to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

                                  ARTICLE XIII

                                   Amendments

SECTION 1. AMENDMENTS. These By-Laws may be amended at any meeting of the Trustees by a vote of a majority of the Trustees then in office; provided, however, that any provision of Article XI may be amended only by a two-thirds vote.



Dated April 23, 2007









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